                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              __________________


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                January 1, 2001
               Date of Report (Date of earliest event reported)


                           NOVASTAR FINANCIAL, INC.
                           ------------------------
              (Exact Name of Registrant as Specified in Charter)

       Maryland                        001-135333            74-2830661
       --------                        ----------            ----------
(State or Other Jurisdiction    (Commission File Number)  (I.R.S. Employer
  (of Incorporation)                                      Identification No.)

       1901 West 47th Place
       Suite 105
       Westwood, Kansas                                      66205
       ----------------                                      -----
       (Address of Principal Executive Offices)            (Zip Code)



                                (913) 362-1090
                                --------------
                        (Registrant's Telephone Number,
                             Including Area Code)

                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events
          ------------

          The REIT Modernization Act, enacted December 15, 1999, permits a REIT to own, after December 31, 2000, 100% of the outstanding voting securities of a taxable subsidiary. Previously, to comply with REIT rules, NovaStar Financial, Inc. owned all of the preferred stock of its taxable affiliate NFI Holding Corporation which represented a nonvoting 99% economic interest in NFI Holding. The common voting stock of NFI Holding was owned by the two founders of NovaStar Financial, Scott F. Hartman and W. Lance Anderson. Effective January 1, 2001, NovaStar Financial acquired the common voting stock of NFI Holding from the two founders for $370,000. Following the acquisition of the common voting stock of NFI Holding, NovaStar Financial exchanged all of its preferred stock for additional common voting stock of NFI Holding. As a result, NovaStar Financial will own 100% of the common voting stock of NFI Holding. NovaStar Financial's consolidated financial statements beginning with fiscal year 2001 will include NFI Holding as a consolidated wholly-owned subsidiary.

          In related transactions approved by the Audit and Compensation Committees of the Board of Directors, NovaStar Financial, Inc. restructured the promissory notes given in connection with the initial issuance of NFI Holding common stock and three other outstanding promissory notes given by each of the founders arising out of the acquisition of units in our 1997 private placement as previously described in the notes to our financial statements. NovaStar Financial acquired 72,222 shares of its common stock held by the founders at an aggregate purchase price of $270,833 ($3.75 per share). The promissory notes, aggregating to $1,541,267, were cancelled in exchange for the proceeds of the two stock sales (totaling $640,833) and new 10-year nonrecourse noninterest-bearing promissory notes executed by Mr. Hartman and Mr. Anderson. Finally, NovaStar Financial accepted the return of 288,332 shares of common stock issued upon the exercise of options by Mr. Hartman and Mr. Anderson in satisfaction of indebtedness of $4,339,980 incurred in connection with that exercise, with $492,774 of accrued interest added to the principal amount of the 10-year promissory notes.

          The new 10-year notes aggregate to $1,393,208. The founders have each pledged 72,222 shares of NovaStar Financial common stock as security for each note and the notes will be forgiven in equal annual installments over a 10-year period so long as the founders remain in the employ of NovaStar Financial. A bonus will be paid in the amount of personal tax liability resulting from the forgiveness of debt in excess of the after-tax value to each founder of dividends paid on the common stock securing the note. In addition, the notes will be forgiven in the event of a change of control of NovaStar Financial, termination other than for cause or resignation for good reason as those terms are defined in each founder's employment agreement. There is no financial impact to NovaStar Financial from these transactions for the year ending December 31, 2000. If the notes are forgiven over the anticipated 10-year period, there will be an annual charge to earnings of $139,321 plus any personal tax liability bonuses.

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 2, 2001

                                    NOVASTAR FINANCIAL, INC.


                                    By:  /s/ Rodney E. Schwatken
                                       ----------------------------------------
                                       Rodney E. Schwatken
                                       Vice President, Treasurer and Controller